UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2014

NorthStar Healthcare Income, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	333-170802 (Commission File Number)	27-3663988 (I.R.S. Employer Identification No.)

399 Park Avenue, 18th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 547-2600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On February 28, 2014, NorthStar Healthcare, through a subsidiary of its operating partnership, completed the acquisition of a 100-unit, 112-bed assisted living and memory care facility located in Cheektowaga, New York (the “Cheektowaga Facility”) for a purchase price of $12.5 million, plus closing costs. NorthStar Healthcare funded the investment with proceeds from its ongoing initial public offering.

The Cheektowaga Facility was constructed in 2004 and consists of a two-story building containing 82,000 square feet. The Cheektowaga Facility is 100% leased to an affiliate of Peregrine Health Management Company (“Peregrine”) pursuant to a ten-year net lease (the “Lease”), whereby the tenant is responsible for substantially all of the operating expenses at the property.

Including the Cheektowaga Facility, four of NorthStar Healthcare’s properties with a total cost of $36.5 million are operated by affiliates of Peregrine and all four leases are cross-collateralized. The Lease contains two five-year extension options, which may be exercised at Peregrine's option, and includes annual rent escalations equal to the greater of (i) the percentage increase in the consumer price index and (ii) 2.5%. As of February 28, 2014 resident occupancy at the Cheektowaga Facility was 99%. The Cheektowaga Facility is currently unlevered and NorthStar Healthcare intends to finance it either on NorthStar Healthcare’s corporate term credit facility or with an unaffiliated third-party lender in the future.

Safe Harbor Statement

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “will” “expects,” “intends,” or other similar words or expressions. These statements are based on NorthStar Healthcare’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; NorthStar Healthcare can give no assurance that its expectations will be attained. Forward-looking statements are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying any forward-looking statements will not materialize or will vary significantly from actual results. Variations of assumptions and results may be material. Factors that could cause actual results to differ materially from NorthStar Healthcare’s expectations include, but are not limited to, Peregrine’s ability to successfully manage the Cheektowaga Facility, the ability to finance the Cheektowaga Facility either on NorthStar Healthcare’s corporate term credit facility or with an unaffiliated third-party lender in the future, the impact of any losses from our properties on cash flows and returns, market rental rates and property level cash flows, changes in economic conditions generally and the real estate and debt markets specifically, the impact of local economics, the ability to successfully implement an exit strategy, availability of investment opportunities, availability of capital, the ability to achieve its targeted returns, generally accepted accounting principles, policies and rules applicable to REITs and the factors described in Part I, Item 1A of NorthStar Healthcare’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and in Part II, Item 1A of NorthStar Healthcare’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2013, as well as in NorthStar Healthcare’s other filings with the Securities and Exchange Commission. The foregoing list of factors is not exhaustive. All forward-looking statements included in this Current Report on Form 8-K are based upon information available to NorthStar Healthcare on the date of this report and NorthStar Healthcare is under no duty to update any of the forward-looking statements after the date of this report to conform these statements to actual results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Healthcare Income, Inc.

Date: March 5, 2014	By:	/s/ Ronald J. Lieberman
Ronald J. Lieberman
Executive Vice President, General Counsel and Secretary

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